Exhibit 10.15

FIFTH AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This FIFTH AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of February 18, 2020 (the “Effective Date”) by and between KRE JAG ONE UPLAND VENTURE LLC, a Delaware limited liability company (“Seller”) and CC ONE UPLAND, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A.    Seller and Buyer entered into that certain Membership Interest Purchase and Sale Agreement, dated as of January 3, 2020, as amended by that certain First Amendment to Membership Interest Purchase and Sale Agreement (the “First Amendment”), dated as of January 24, 2020, as further amended pursuant to that certain Second Amendment to Membership Interest Purchase and Sale Agreement, dated as of January 30, 2020 (the “Second Amendment”), as further amended pursuant to that certain Third Amendment to Membership Interest Purchase and Sale Agreement (the “Third Amendment”), dated as of February 7, 2020, and as further amended pursuant to that certain Fourth Amendment to Membership Interest Purchase and Sale Agreement (the “Fourth Amendment”), dated as of February 14, 2020 (collectively, as the same may be further amended, supplemented and/or modified from time to time, the “Purchase Agreement”), with respect to the purchase and sale of one hundred percent (100%) of the Interests of KRE JAG One Upland Owner LLC, a Delaware limited liability company, as more particularly described in the Purchase Agreement.

B.    Pursuant to the Fourth Amendment, the parties hereto agreed to extend the Due Diligence Period under Purchase Agreement solely with regard to certain specified matters more particularly set forth therein, which extended the Due Diligence Period to 5:00 p.m. Pacific time, on February 18, 2020.

C.    Seller and Buyer desire to amend the Purchase Agreement as more particularly set forth in this Amendment.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.    Defined Terms. All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.    Purchase Price Adjustment. Section 1.1(f) of the Purchase Agreement is hereby deleted and replaced with the following:

(f)    Purchase Price: $103,600,000.00

3.    O&M Plan Completion. Notwithstanding anything to the contrary in the Purchase Agreement, on or prior to two (2) business days prior to Closing, Seller shall cause the Podgurski Corporation or another reasonably selected third party contractor, at Seller’s sole cost and expense, to complete the maintenance of certain items required by that certain O&M Plan and referred to in that certain Order of Conditions of the Massachusetts Department of Environmental Protection, recorded in the Norfolk County Registry of Deeds on July 15, 2014, Book 32699, Page 178 (collectively the “O&M Maintenance Obligations”), subject to any delays caused by fire, earthquake or other acts of God, inclement weather, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor (collectively, “Force Majeure”). No later than two (2) business days prior to Closing, Seller shall deliver to Buyer a list of those items that were completed pursuant to this paragraph.

4.    Annual Limited Dividend Financial Report. Notwithstanding anything to the contrary in the Purchase Agreement, pursuant to that certain that certain First Amended and Restated Chapter 40B Regulatory and Affordable Housing Agreement for Limited Dividend Organizations (the “Regulatory Agreement”), dated as of October 25, 2017, recorded in the Norfolk County Registry of Deeds on October 26, 2017, Book 35548, Page 201, as Instrument No. 102166, Seller shall use commercially reasonable efforts to deliver the Annual Limited Dividend Financial Report (as such term is defined in the Regulatory Agreement) for calendar year 2019 to the Massachusetts Housing Partnership Fund Board, a Massachusetts body politic and corporate (“MHP”), by the Closing Date. Notwithstanding the foregoing, (i) in the event Seller is unable to complete the Annual Limited Dividend Financial Report for calendar year 2019 by Closing, Seller shall deliver its Annual Limited Dividend Financial Report to MHP no later than the deadline set forth in the Regulatory Agreement, and (ii) Seller shall reasonably cooperate with Buyer to assist Buyer in completing the Annual Limited Dividend Financial Report for calendar year 2020, and (iii) Seller shall timely respond to any reasonable and customary requests from MHP for information. The provisions of this Section 4 shall survive Closing for a period of fifteen (15) months.

5.    Waiver of Diligence. By its execution of this Amendment, Buyer hereby waives all right to terminate the Purchase Agreement due to the Modified Extended Diligence Matters, and, from and after the date hereof, Buyer shall have no right to terminate pursuant to Section 2.5 of the Purchase Agreement.

6.    Park Covenants. To Seller’s knowledge, as of the date hereof, Property Owner is not in default of any its material obligations under that certain Park Covenants and Maintenance Agreement recorded February 22, 2005, in Book 22094, Page 439, as amended.

7.    Full Force and Effect. Except as expressly modified by this Amendment, the Purchase Agreement shall remain in full force and effect.

8.    Counterparts. This Amendment may be executed in two or more fully or partially executed counterparts (including PDF), each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.

SELLER:	KRE JAG ONE UPLAND VENTURE LLC,
a Delaware limited liability company

	By:	/s/ Michael Friedland
	Name:	Michael Friedland
	Title:	Vice President

[Signature Page – Fifth Amendment to Membership Interest Purchase and Sale Agreement]

BUYER:	CC ONE UPLAND, LLC,
a Delaware limited liability company

	By:	Cottonwood Communities O.P., LP,
a Delaware limited liability company, its Sole Member

		By:	Cottonwood Communities, Inc.,
a Maryland corporation, its General Partner

			By:	/s/ Enzio A. Cassinis
			Name:	Enzio A. Cassinis
			Title:	CEO and President